Supplemental Agreement

Lessor༚º Xiamen Software Industry Investment & Development Co., Ltd (Hereinafter Party A)

Legal Address:	1F Area A, Huaxun Building, Xiamen Software Park, Torch Hi-tech Zone
Zip Code:	361005	Tel:	3929999	Fax:	3929888
Legal Representative:		Title:	Chairman of the Board
Bank Account:	Torch Sub-branch of China Merchants Bank	Account No:	[Account Number]

Renter༚ºeHealth China (Xiamen) Technology Co., Ltd (Hereinafter Party B)

Legal Address:	9F Area A, Huaxun Building, Xiamen Software Park, Torch Hi-tech Zone
Zip Code:	361000	Tel:	2517000	Fax: 02513555
Legal Representative:		Title:
Bank Account:		Account No:

After friendly negotiation, Party A and Party B have reached an agreement regarding Party B’s renting of office spaces on 8F, Area B (Area: 1250.89 square meters) in Chuangxin Building at Software Park located at Xiamen Torch Hi-tech zone as follows:

Item I.         Amendments

1.
This agreement is an amendment to the Office Lease Contract executed on September 23, 2009 (and all appendices that both parties have been involved, including all renewal agreements and the Agreement of Assignment and Transfer) (collectively referred hereinafter as the “Original Contract”) and shall supplement the Original Contract.

2.
Effective September 15, 2013, Item 4 of the Original Contract shall be changed so that the rental price for the space provided by Party A shall be adjusted to RMB 47/㎡O per month. Item 5 of the Original Contract shall be changed so that the total rent will be RMB 58,792 per month. Item 6 of the Original Contract regarding the amount of deposit shall be changed to RMB 176,376. All other Items in the Original Contract shall remain unchanged.

3.
If Party A decides not to continue the lease with Party B, it needs to provide written notice to Party B 120 days in advance so that Party B will have sufficient time to search for appropriate office space. If Party B decides not to continue the lease with Party A, it also needs to provide 120 advance written notice to Party A.

4.	Any conflicts between this agreement and the Original Contract, this agreement shall prevail.

Item II.     Effective Date

This agreement shall be effective on the date the authorized representatives of both Party A and Party B have signed this agreement and applied the company’s stamp.

Item III.     Copies

There are two copies of this agreement, each party holds one copy, and each copy bears equal legal validity.

(Below contains no formal contractual provisions.)

Party A: Xiamen Software Industry Investment and Development Co., Ltd
Authorized Representative: /s/ WANG Hua
Date:    September 9, 2013

Party B: eHealth China (Xiamen) Technology Co., Ltd
Authorized Representative:     /s/ Jiang WU
Date:     September 9, 2013